April 25, 2003





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                           Re:  Prudential Government Income Fund, Inc.
                                File No.:  811-3712


Ladies and Gentleman:

Please find enclosed the following items: (1) the Annual Report on Form N-SAR for the Fund for the fiscal year period ended February 28, 2003, (2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.

                                                         Very truly yours,



                                                        /s/Deborah A. Docs
                                                           Deborah A. Docs
                                                            Secretary



DAD
Enclosures



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of April, 2003.









	Prudential Government Income Fund, Inc.






Witness:/s/Deborah A. Docs		    By: /s/Grace C. Torres
            Deborah A. Docs			 Grace C. Torres
            Secretary			    Treasurer and Principal
           Financial and Accounting
						 Officer




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